                                                                    Exhibit 23.3



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



5B Technologies Corporation
One Jericho Plaza
Jericho, New York  11753



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 12, 1999, except for Note 13, which is as of May 19, 2000, included in 5B Technologies Corporation's Form 10-K and Form 8-K, respectively, for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



                                  /s/ ARTHUR ANDERSEN LLP
                                  -----------------------
                                  August 11, 2000